Exhibit 99.1

ROOMLINX PROVIDES UPDATE ON SERVICE DEPLOYMENT

Over 20,000 Hyatt Rooms In Service To Date

Denver, CO, January 17, 2013– Roomlinx, Inc. (OTCBB: RMLX), the innovative developer of media networks and interactive TV applications for hotels, today provided an update on the status of its deployment efforts with Hyatt Hotels.

As of January 11, 2013, Roomlinx had over 20,000 rooms in service under its Master Service Agreement with Hyatt Hotels to deploy services to up to 60,000 rooms. Roomlinx installations to date have focused on key markets including Orlando, Atlanta, New York, Chicago, Dallas, Houston, Los Angeles, San Francisco and Maui.  In addition to rooms in service, 22,000 rooms were under contract. Roomlinx now has quotes approved for 53% of the Hyatt Hotel rooms, and site surveys have been completed for 97% of the rooms.

“ We are providing service to more than 20,000 Hyatt Hotel rooms, up from 8,300 rooms at the end of the third quarter of 2012,” said Mike Wasik, Roomlinx’s CEO. “We are building a team and processes that will position us well to support Hyatt and other major hotel brands beyond Hyatt.”  Wasik also stated, “We have successfully sold our SmartEvent app to select meeting planners at various properties driving additional revenue for both Hyatt and Roomlinx.”

About Roomlinx
Headquartered in Broomfield, Colorado, Roomlinx, Inc. develops interactive TV applications for the hospitality industry, serving hoteliers in the United States, Canada and selected global markets. The company delivers world-class in-room entertainment technology, allowing hotel guests to enjoy the best of HD TV, the Internet, PC functionality and Video on Demand. For more information, visit www.roomlinx.com.

Safe Harbor Cautionary Statement
This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws.  These statements include statements regarding the Hyatt hotels roll out (including the timing thereof), Roomlinx’s growth as a result of the master service agreement with an affiliate of Hyatt Hotels Corporation, and the revenue potential arising therefrom.  These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are:  the Company's successful implementation of new products and services (either generally or with specific key customers), the Company’s ability to satisfy the contractual terms of key customer contracts, demand for the new products and services, the Company's ability to successfully compete against competitors offering similar products and services, general economic and business conditions; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies research and development activities; changes in, or failure to comply with, governmental regulations; the ability to obtain adequate financing in the future; the Company’s ability to establish and maintain strategic relationships, including the risk that key customer contracts may be terminated before their full term; the possibility of product-related liabilities; the Company’s ability to attract and retain qualified personnel; the Company’s ability to maintain its intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers; the Company’s ability to obtain, use or successfully integrate third-party licensed technology; breach of the Company’s security by third parties; and the risk factors detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including our 2011 Annual Report on Form 10-K available through the web site maintained by the Securities and Exchange Commission at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

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Contact:
Michael Wasik
CEO
Roomlinx, Inc.
303.544.1111

David Fore
Hayden IR
206.395.2711
dave@haydenir.com